Exhibit 99.1

CDK Global Names Eric Guerin Chief Financial Officer

HOFFMAN ESTATES, Ill. – Dec.15, 2020 – CDK Global, Inc. (Nasdaq: CDK), a leading retail automotive technology company, today announced Eric Guerin will join the Company as executive vice president and chief financial officer (CFO) on January 18. The appointment of Guerin will enable Joe Tautges to complete his transition to the role of chief operating officer (COO) early in 2021.

In his role, Guerin will be responsible for driving the Company’s financial strategy, growth opportunities, and performance to ensure they are pursued efficiently, profitably, and with minimal risks.

“We are looking forward to Eric bringing his more than 20 years of finance experience from well regarded, publicly-traded companies to help us strengthen our balance sheet and accelerate growth in our business,” said Brian Krzanich, president and chief executive officer, CDK Global. “As we welcome Eric, I want to thank Joe for his tremendous contributions as CFO and look forward to him continuing to play a critical role as COO as we build on our momentum and transform the way the industry connects.”

Guerin joins CDK Global from Corning Incorporated, where he served as division vice president and sector CFO, Corning Glass Technologies. Throughout his career, Guerin has held various leadership roles, including vice president, Finance and CFO, Aftermarket Services and Solutions at Flowserve Corporation; vice president, Finance, Global R&D, Alcon Division at Novartis; and finance director, WWR&D and New Business Development, Ethicon at Johnson & Johnson.

“I’m excited to join CDK Global at a time of significant opportunity when the Company is investing in its growth,” said Guerin. “I look forward to helping CDK execute on its strategy to provide innovative solutions to automotive retailers and OEMs that allow them to connect better, manage, analyze and grow their business, as well as enhance value for shareholders.”

Guerin holds a Bachelor of Science in Accounting with a minor in Economics from the College of Staten Island and a Master of Business Administration from St. John’s University. Guerin has also earned his CPA and CMA designations (both inactive).

Guerin will be based in the Company’s Hoffman Estates, Ill. office.

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About CDK Global, Inc.
With approximately $2 billion in revenues, CDK Global (Nasdaq: CDK) is a leading global provider of integrated information technology solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 30,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process, including the acquisition, sale, financing, insuring, parts supply, repair, and maintenance of vehicles. Visit cdkglobal.com.

Safe Harbor for Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: statements regarding plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the company’s ability to achieve the intended benefits of the disposition of its international business and the expected costs of the disposition; the Company’s expectations regarding the potential impacts on the Company’s business of the outbreak of the COVID-19 pandemic; the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of the Company’s products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and related industry changes; competitive conditions; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving the Company’s systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; the onset of or developments in litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions or cause it to incur significant costs.

There may be other factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at investors.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Media Contacts:
Tony Macrito

847.485.4420

Tony.Macrito@cdk.com

Roxanne Pipitone
847.485.4423
Roxanne.Pipitone@cdk.com

Investor Relations Contact:
Julie Schlueter

847.485.4643

Julie.Schlueter@cdk.com